EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
ACCO Brands Corporation:

We consent to the incorporation by reference in the registration statements (No. 333-127626, 333-127631, 333- 127750, 333-136662, 333-153157, 333-157726, 333-176247, 333-181430, and 333-204092) on Form S-8 of ACCO Brands Corporation of our report dated February 28, 2018, with respect to the consolidated balance sheets of ACCO Brands Corporation and subsidiaries (the Company) as of December 31, 2017 and 2016, the related consolidated statements of income, comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes and financial statement schedule II - Valuation and Qualifying Accounts and Reserves (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2017, which report appears in the December 31, 2017 annual report on Form 10-K of ACCO Brands Corporation.
/s/ KPMG LLP

Chicago, Illinois
February 28, 2018